Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact Information:

CCG Elite Investor Relations	China Agritech, Inc.
Crocker Coulson, President	Kelviz Lim Kok Siak, VP of Finance
(310) 231-8600 ext. 103	+86 10 5962 1220
crocker.coulson@ccgir.com	kelviz@chinaagritech.com

FOR IMMEDIATE RELEASE

China Agritech Signs $7.8 million
Liquid Organic Fertilizer Contract

Beijing, China - October 9, 2007 - China Agritech, Inc. (OTC Bulletin Board: CAGC.OB) (“China Agritech”, the “Company”), a leading liquid fertilizer manufacturer in China, announced that it has signed a contract with Sinochem Fertilizer Co., Ltd. (Sinochem Fertilizer) to deliver a minimum of 1,000 metric tons of its liquid organic fertilizer “Green Vitality” over the next twelve months. The order is expected to contribute $7.8 million to China Agritech’s revenue over the term of the contract.

Sinochem Fertilizer is the largest fertilizer distributor in China with an established multi-level distribution network comprised of 17 sales subsidiaries and 1,600 sales points. The distribution network covers 26 provinces with first tier distributors in major cities and second tier distributors in counties and rural areas. China Agritech and Sinochem Fertilizer began negotiations in July, 2007 when China Agritech supplied a small order of fertilizer to Sinochem Fertilizer for test sales in Hainan and Jiangsu Provinces. Sinochem Fertilizer experienced strong demand for the organic liquid fertilizer and subsequently signed a one-year contract with China Agritech for 1,000 metric tons.

“We are pleased to have obtained this contract with Sinochem Fertilizer, as we are one of a handful of liquid organic producers with the capacity to fulfill an order of this size. We feel that this contract reinforces the market opportunity for Green Vitality and its effectiveness in enhancing the yield and quality of a variety of agriculture products,” commented Mr. Yu Chang, CEO of China Agritech, Inc. “We also believe our relationship with Sinochem Fertilizer will contribute to our revenue growth in the future and increase our penetration within China.”

About China Agritech Inc.

China Agritech is engaged in the development, manufacturing and distribution of organic liquid compound fertilizers and related products in the People's Republic of China. The company has developed proprietary formulas that provide a continuous supply of highóquality agricultural products while maintaining soil fertility. The company sells it products to farmers located in twelve provinces of China including: Heilongjiang, Hebei, Liaoning, Jilin, Shandong, Inner Mongolia, Henan, Sichuan, Guangdong, Xinjiang, Yunnan and Guizhou. For more information visit www.chinaagritechinc.com

Safe Harbor Statement

This press release contains statements that constitute forward-looking statements. These statements include descriptions regarding the intent, belief or current expectations of the Company or its officers with respect to the consolidated results of operations and financial condition of the Company. These statements can be recognized by the use of words such as “expects,” “plans,” “will,” “estimates,” “projects,” “intends,” or words of similar meaning. Such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and actual results may differ from those in the forward-looking statements as a result of various factors and assumptions. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the Company) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by such forward- looking statements such as the inability to protect proprietary formulas, the price of raw materials, the Company’s ability to fulfill its orders, Sinochem Fertilizer’s ability to sell the Company’s products, any liabilities from unknown harmful effects of the product, and adverse weather conditions. The Company has no obligation and does not undertake to revise forward-looking statements to reflect future events or circumstances.